Exhibit 99.1

Q 2 2 0 1 8 - S H A R E H O L D E R L E T T E R

Dear Fellow Shareholders:

This year has marked the start of the next new era for Redwood Trust, an era we plan to signify through our commitment to profitable growth. As always, there will be plenty of ink dedicated to our metrics when we publish the second quarter Redwood Review. However, with our recent leadership transition now complete, we thought we would focus in this letter on our vision for the future, and offer insight into how we’ll lead Redwood during this next chapter.

To understand where we should be going, we first had to reassess who we are and where we have been. With 24 years of organizational history, we had much to consider. This assessment was a major aspect of our strategic planning sessions last December. Together with our Board, we reaffirmed our highest competencies and competitive strengths, and ultimately defined how we can maximize the value we deliver to our business partners while building shareholder wealth.

So, who are we? Above all else, we are a specialty finance company that plays a central role in the inner workings of housing finance. This is a rare combination at the heart of our franchise value and corporate vision. It gives us a unique strategic relevance to the market and it has the capacity to propel our growth initiatives and facilitate our continued role as a premier housing credit investor.

Through our mortgage loan acquisition and structuring platform, our business helps facilitate the ultimate financing of homeowners through the capital markets. We work as a direct partner to mortgage lenders throughout the country, rather than just as an end-investor. Through our conduit operations, our platform has both the ability to generate repeatable, fee-based revenues and create long-term, differentiated investments. Our brand value is heavily derived through the mortgage products and services we provide to the market, so we don’t skimp on infrastructure to compete on cost. Our platform does, however, have the capacity to create significant operating scale as we grow. The quality of our people and processes remain the most critical factor to our success. Our people drive the business partnerships and risk-minded approach that have made us one of the industry’s longest standing firms.

Although we are organized as a real estate investment trust (REIT) for federal income tax purposes and comply with the relevant rules, that structure does not define us. Redwood’s likeness to other mortgage REITs has decreased across a number of key areas such as our leverage profile, revenue mix, and risk metrics (including exposure to interest rates). Our formula for profitability is straightforward: sound credit decisions; crisp execution; and rational, risk-based pricing. Our earnings are not driven by the shape of the yield curve. How we further differentiate our operating platform and revenue streams is a topic we’ll continue to evaluate as our vision takes shape.

Q 2 2 0 1 8 - S H A R E H O L D E R L E T T E R

We have an exceptional track record in housing credit – both residential and multifamily. We are an expert at product structuring and customization. Our securitization franchise is one of the most well-established in the industry. We have a strong balance-sheet and access to various sources of capital (as evidenced by our recent convertible bond and common equity raises), often at a significantly lower cost than what’s available to originators who supply us with loans. We excel at speed and reliable execution, in marked contrast to less nimble and much larger banks and other providers who compete primarily on price.

Our business strategy going forward is squarely focused on areas in which these strengths are expected to lead to long-term, sustainable earnings growth for Redwood. Specifically, we plan to focus our operations on areas that achieve the following:

–	Our capital is value-added to the marketplace

–	There is a long runway of durable revenues available to us

–	Our core strengths are a competitive advantage

–	We can scale profitably and realize significant operating efficiencies

–	We feel the risks associated with investing can be prudently managed

Our strategic plan is responsive to trends we view as secular rather than transitory. These trends reflect constraints on the supply of homes and attendant changes in demand in household formation (i.e., renting versus owning). Our future success will depend on our ability to accurately predict where capital will flow in response to these changes, along with the understanding that borrowers ultimately migrate to superior service. This all requires nimble and thorough risk oversight, a demonstrated competency of our firm.

Fortunately, our efforts toward building a differentiated and sustainable path for our business are well underway. Redwood Choice – our expanded-prime channel – now represents almost one-third of our mortgage banking volumes. Our total volumes, meanwhile, remain on track to increase meaningfully from last year amidst declining industry originations. Our investment portfolio continues to deepen its purchasing power by diversifying into other housing investments, such as Freddie Mac-sponsored multifamily bonds. Most recently, our new partnership with 5 Arches gives us access to an attractive pipeline of single-family rental and other “business-purpose” mortgage loans and a growing stream of asset management revenues.

Q 2 2 0 1 8 - S H A R E H O L D E R L E T T E R

Effective implementation of our vision requires quantitative benchmarks, and we have laid out several key targets. Our goal is for annual mortgage banking volumes and total shareholder capital deployed five years from now to be at least two to three times what they are today. We aim to diversify our sources of revenue to achieve a more balanced mix of fee-based activities and income from portfolio investing. A prudent growth trajectory to these benchmarks should drive our expense ratios meaningfully lower. As an internally-managed company, our investors benefit directly from these efficiencies. If we are successful, we believe our valuation will reflect the quality and repeatability of these earnings, not simply the latest move in our net worth. And our EPS, after the realization of significant untapped operating leverage, should grow significantly with the potential to command a multiple commensurate with the highest-quality firms in the financial services industry.

We have a long history of success at Redwood and, as we begin a new chapter, we are committed to achieving much more. We have a clear plan in place to expand our strategic footprint while staying true to our core principles. Through a well-reasoned commitment to profitable growth, we plan to continue optimizing our role in the housing finance market. We believe the fruits of our labor will be powerful and measurable: diversified and predictable earnings that, complemented by scale, will drive attractive shareholder returns.

We appreciate your support and confidence in us.

Sincerely,

Christopher J. Abate	Dashiell I. Robinson
Chief Executive Officer	President

Cautionary Statement: The second quarter 2018 Shareholder Letter contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” “seek,” “plan” and similar expressions or their negative forms, or by references to strategy, plans, or intentions. These forward-looking statements are subject to risks and uncertainties, including, among other things, those described in our Annual Report on Form 10-K for the year ended December 31, 2017, under the caption “Risk Factors.” Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the Securities and Exchange Commission (SEC), including reports on Forms 10-Q and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Important factors, among others, that may affect our actual results include: the pace at which we redeploy our available capital into new investments and initiatives; our ability to scale our platform and systems particularly with respect to our new initiatives; interest rate volatility, changes in credit spreads, and changes in liquidity in the market for real estate securities and loans; changes in the demand from investors for residential mortgages and investments, and our ability to distribute residential mortgages through our whole-loan distribution channel; our ability to finance our investments in securities and our acquisition of residential mortgages with short-term debt; changes in the values of assets we own; general economic trends, the performance of the housing, real estate, mortgage, credit, and broader financial markets, and their effects on the prices of earning assets and the credit status of borrowers; federal and state legislative and regulatory developments, and the actions of governmental authorities, including the new U.S. presidential administration, and in particular those affecting the mortgage industry or our business (including, but not limited to, the Federal Housing Finance Agency’s rules relating to FHLB membership requirements and the implications for our captive insurance subsidiary’s membership in the FHLB); strategic business and capital deployment decisions we make; developments related to the fixed income and mortgage finance markets and the Federal Reserve’s statements regarding its future open market activity and monetary policy; our exposure to credit risk and the timing of credit losses within our portfolio; the concentration of the credit risks we are exposed to, including due to the structure of assets we hold and the geographical concentration of real estate underlying assets we own; our exposure to adjustable-rate mortgage loans; the efficacy and expense of our efforts to manage or hedge credit risk, interest rate risk, and other financial and operational risks; changes in credit ratings on assets we own and changes in the rating agencies’ credit rating methodologies; changes in interest rates; changes in mortgage prepayment rates; changes in liquidity in the market for real estate securities and loans; our ability to finance the acquisition of real estate-related assets with short-term debt; the ability of counterparties to satisfy their obligations to us; our involvement in securitization transactions, the profitability of those transactions, and the risks we are exposed to in engaging in securitization transactions; exposure to claims and litigation, including litigation arising from our involvement in securitization transactions; ongoing litigation against various trustees of RMBS transactions; whether we have sufficient liquid assets to meet short-term needs; our ability to successfully compete and retain or attract key personnel; our ability to adapt our business model and strategies to changing circumstances; changes in our investment, financing, and hedging strategies and new risks we may be exposed to if we expand our business activities; our exposure to a disruption or breach of the security of our technology infrastructure and systems; exposure to environmental liabilities; our failure to comply with applicable laws and regulations; our failure to maintain appropriate internal controls over financial reporting and disclosure controls and procedures; the impact on our reputation that could result from our actions or omissions or from those of others; changes in accounting principles and tax rules; our ability to maintain our status as a REIT for tax purposes; limitations imposed on our business due to our REIT status and our status as exempt from registration under the Investment Company Act of 1940; decisions about raising, managing, and distributing capital; and other factors not presently identified.